Exhibit 4.3

SERIES B UNIT PURCHASE WARRANT

To Purchase Units Consisting of 12.50% Series B Convertible Notes and

Series A Common Stock Purchase Warrants of

CELL THERAPEUTICS, INC.

THIS SERIES B UNIT PURCHASE WARRANT (“Series B Warrant”) certifies that, for value received,                      (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on April 30, 2009 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cell Therapeutics, Inc., a Washington corporation (the “Company”), up to              Units, each Unit consisting of $1,000 principal amount of the Company’s 12.50% Series B Convertible Notes and a number of Series A Common Stock Purchase Warrants as shall equal 50% of the number of Underlying Shares corresponding to the original principal amount of the Series B Convertible Notes so purchased.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated April 29, 2008, among the Company and the purchasers signatory thereto, or in the Indenture, as defined in the Purchase Agreement, as applicable.

Section 2. Exercise.

a) Exercise of Series B Warrant. Exercise of the purchase rights represented by this Series B Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and the payment of the aggregate purchase price by wire transfer. The Exercise Price shall be $1,000 per Unit. Upon exercise of the Series B Warrant, the Company shall issue a Series B Convertible Note with an aggregate face principal amount equal to the amount paid by the Holder, plus a Series A Warrant to purchase such number of shares of Common Stock as shall equal 50% of the number of Underlying Shares issuable upon conversion of the original principal amount of the Series B Convertible Note so issued upon exercise of this Series B Warrant. A proportional amount of the proceeds from the exercise of this Warrant shall be deposited with the Trustee and released pursuant to the Indenture as provided with respect to the Series B Convertible Notes.

b) Mechanics of Exercise.

i. Authorization of Series B Convertible Notes and Series A Warrants. The Company covenants that during the period the Series B Warrant is outstanding, it will use reasonable best efforts to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares of Common Stock underlying the Series B Convertible Notes and the Series A Warrants (the “Series B Warrant Shares”). The Company further covenants that its issuance of this Series B Warrant shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for the Units upon the exercise of the purchase rights under this Series B Warrant and certificates upon conversion of the Series B Convertible Notes and Series A Warrants. The Company covenants that the Series B Convertible Notes and Series A Warrants which may be issued upon the exercise of the purchase rights represented by this Series B Warrant and the Series B Warrant Shares issuable thereunder will, upon exercise of the purchase rights represented by this Series B Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Certificates Upon Exercise. Certificates for the Series B Convertible Notes and the Series A Warrants purchased hereunder shall be delivered to the Holder within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Series B Warrant and payment of the principal amount as set forth above (“Series B Warrant Delivery Date”). This Series B Warrant shall be deemed to have been exercised on the date the payment of the exercise price is received by the Company. The Series B Convertible Notes and the Series A Warrants purchased hereunder shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such security for all purposes, as of the date the Series B Warrant has been exercised by payment to the Company of the exercise price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(b)(v) prior to the issuance of such security, have been paid.

iii. Reserved.

iv. Rescission Rights. If the Company fails to deliver to the Holder a certificate or certificates representing the Series B Convertible Notes and the Series A Warrants purchased hereunder pursuant to this Section 2(b)(iv) by the Series B Warrant Delivery Date, then the Holder will have the right to rescind such exercise.

v. Charges, Taxes and Expenses. Issuance of certificates for Series B Convertible Notes and Series A Warrants shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Series B Convertible Notes and Series A Warrants are to be issued in a name other than the name of the Holder, this Series B Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its records in any manner which prevents the timely exercise of this Series B Warrant, pursuant to the terms hereof or the conversion of the Series B Convertible Notes and Series A Warrants pursuant to the terms hereof.

Section 3. Adjustments. For clarity, if this Series B Warrant is exercised at any time after any adjustment of the Conversion Price of the Series B Convertible Notes has been made pursuant to the Indenture or any adjustment to the Exercise Price or term of the Series A Warrant has been made pursuant to the terms of the Series A Warrant, then when such new Series B Convertible Note or Series A Warrants are issued, such prior adjustments shall be fully applicable to the newly issued Series B Convertible Note and Series A Warrants.

Section 4. Transfer of Series B Warrant.

a) Transferability. Subject to compliance with any applicable securities laws, this Series B Warrant and all rights hereunder are transferable, in whole but not in part, upon surrender of this Series B Warrant at the principal office of the Company, together with a written assignment of this Series B Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Series B Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and this Series B Warrant shall promptly be cancelled. A Series B Warrant, if properly assigned, may be exercised by a new holder for the purchase of Units without having a new Series B Warrant issued.

b) Series B Warrant Register. The Company shall register this Series B Warrant, upon records to be maintained by the Company for that purpose (the “Series B Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Series B Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Forced Exercise Provision. If (i) the Company has publicly reported in a Form 8-K positive results for PIX301 Phase III data OR that the Zevalin BLA filing has been made, (ii) a registration statement is in effect permitting the issuance or resale of all Warrant Shares and Underlying Shares, (iii) the average daily volume for each of 20 consecutive Trading

Days on the Trading Market and MTAX combined exceeds $2,000,000 per Trading Day, (iv) the VWAP on the Trading Market or MTAX for at least 20 Trading Days in a 30 Trading Day period which includes the Trading Days in clause (iii) above shall exceed 110% of the Conversion Price of the Series B Convertible Notes, (v) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company and (vi) there is no other reason that exists (other than solely within the control of the Holder) that would prevent the Holder from either exercising this Warrant at such time or reselling the Warrant Shares and Underlying Shares on the Trading Market without restriction (the “Measurement Period”), then the Company may, within 75 days after the end of such Measurement Period (but in no event earlier than 90 days after the Initial Exercise Date), require the Holder to actually exercise all of this Warrant 10 business days later (such forced exercise right, a “Put”). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Put Notice”). If the conditions set forth below for such Put are satisfied from the period from the date of the Put Notice through and including the Put Date (as defined below), then the Holder must exercise the entire remaining unexercised portion of this Warrant 10 business days after the Put Notice (such date and time, the “Put Date”). In addition to any other remedies the Company may have against the Holder for the Holder’s failure to honor a Put, any unexercised portion of this Warrant shall be cancelled. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Put Notice (and any such Put Notice shall be void), unless, from the beginning of the Measurement Period through the Put Date, (1) there shall not be existing any Event of Default under the Indenture, and (2) a registration statement shall be effective as to all Warrant Shares and Underlying Shares and the prospectus thereunder available for use by the Company to issue or for the Holder to use for the resale of all such Warrant Shares and Underlying Shares, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents and (5) there shall have been no Material Adverse Effect on the Company between the Closing Date and the Put Date.

Section 6. Call Provision. If (i) the Company has publicly reported in a Form 8-K positive results for PIX301 Phase III data OR that the Zevalin BLA filing has been made, (ii) a registration statement is in effect permitting the issuance or resale of all Warrant Shares and Underlying Shares, (iii) the average daily volume on the Trading Market and MTAX combined for 20 consecutive Trading Days exceeds $2,000,000 per Trading Day, (iv) the one-day VWAP on the Trading Market or MTAX for 20 Trading Days in a 30 Trading Day period which includes the Trading Days in clause (iii) above exceeds 200% of the then-effective Exercise Price, (v) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company and (vi) there is no other reason that exists (other than solely within the control of the Holder) that would prevent the Holder from either exercising this Warrant at such time or reselling the Warrant Shares on the Trading Market without restriction, then the Company may, within 1 Trading Day of the end of such Measurement Period (but no earlier than August 1, 2008), change the Termination Date of this Warrant to the 30 th Trading Day after notice of such change. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”). If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including 6:30 p.m. (New York City time) on the thirtieth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”), then this

Warrant shall expire on the Call Date. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the Call Notice through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) a registration statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Company to issue or for the Holder to use for the resale of all such Warrant Shares, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents. If such Call is made in connection with a proposed alternative financing transaction, the Company shall give the Holder written notice of such proposed transaction and the Holder shall have a right of first refusal, valid for three business days, to enter into such financing on the same terms and conditions as in the proposed transaction with the third party.

Section 7. Termination if Partial Exercise. If the Holder makes any partial exercise of this Warrant (other than as required by Section 2.4 of the Purchase Agreement), then Holder (or any transferee of this Warrant) shall not be allowed to ever exercise this Warrant again (except upon a Put).

Section 8. Miscellaneous.

a) Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Series B Warrant, this Series B Warrant and all rights hereunder are transferable, in whole but not in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Series B Warrant together with the Assignment Form annexed hereto properly endorsed.

b) No Rights as Shareholder Until Exercise. This Series B Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Series B Warrant or any certificate relating to the Series B Convertible Notes, the Underlying Shares, the Series A Warrant or the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Series B Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Series B Warrant or stock certificate, if mutilated, the Company will make and deliver a new Series B Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Series B Warrant or stock certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a

Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

e) Authorized Shares.

The Company covenants that during the period the Series B Warrant is outstanding, it will use reasonable best efforts to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Underlying Shares and Warrant Shares upon the exercise of any purchase rights under this Series B Warrant. The Company further covenants that its issuance of this Series B Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Series B Convertible Notes and Series A Warrants upon the exercise of the purchase rights under this Series B Warrant. The Company will take all such reasonable action as may be necessary to assure that such Series B Convertible Notes, Underlying Shares, Series A Warrants and Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Series B Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Series B Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) use reasonable best efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Series A Warrants, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Series B Warrant.

Before taking any action which would result in an adjustment in the number of Underlying Shares or Warrant Shares for which the Series A Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Series B Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Underlying Shares and the Warrant Shares acquired upon the exercise of the Series A Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. The Holder is responsible for compliance with all state and federal securities law obligations applicable to the Holder.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Series B Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Series B Warrant or purchase Units, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Series B Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Series B Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Series B Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Series B Warrant are intended to be for the benefit of any holders from time to time of this Series B Warrant and shall be enforceable by any such holder.

m) Amendment. This Series B Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Series B Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Series B Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Series B Warrant.

o) Headings. The headings used in this Series B Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Series B Warrant.

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IN WITNESS WHEREOF, the Company has caused this Series B Warrant to be executed by its officer thereunto duly authorized.

Dated: April 30, 2008

CELL THERAPEUTICS, INC.

By:
Name: James A. Bianco, M.D. Title: President and Chief Executive Officer

NOTICE OF EXERCISE

TO:    CELL THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase $             Principal Amount of Series B Convertible Notes and Series A Warrants of Cell Therapeutics, Inc. pursuant to the terms of the attached Series B Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of a wire transfer of lawful money of the United States

(3) Please issue a certificate or certificates representing said Series B Convertible Notes and Series A Warrants in the name of the undersigned or in such other name as is specified below:

The Series B Convertible Notes and Series A Warrants shall be delivered to the following:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Series B Warrant, execute

this form and supply required information.

Do not use this form to exercise the Series B Warrant.)

FOR VALUE RECEIVED, the foregoing Series B Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                                              .

Dated:                          ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Series B Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Series B Warrant.